Exhibit 10.20

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and the registrant customarily and actually treats as private and confidential.

OPTION AGREEMENT

THIS OPTION AGREEMENT is made and entered into as of Jume 10, 2024 (“Effective Date”), by and between PURDUE RESEARCH FOUNDATION, a statutory body corporate formed and existing under the Indiana Foundation or Holding Companies Act of 1921, with offices located at 1281 Win Hentschel Blvd, West Lafayette, Indiana 47906 ("PRF") and Akston Biosciences Corporation, a Delaware corporation with offices located at 100 Cummings Center, Suite 454C, Beverly, MA 01915 (“OPTIONEE”) (collectively the “Parties”).

WITNESSETH

WHEREAS, Purdue University (“Purdue”) researchers have made prior to the Effective Date one or more valuable technologies (each, and collectively, “Technology”) which are the subject of one or more patents and/or patent applications/copyrights described in Schedule A.

WHEREAS, the Purdue University Board of Trustees has, by general resolution and/or assignment, designated PRF to administer all matters pertaining to protection, use and commercialization of the intellectual property developed at Purdue;

WHEREAS, OPTIONEE has expertise in, and possesses and protects as confidential and proprietary certain knowledge and experience with respect to, expression and manufacturing of biologics (“Manufacturing Technology” as defined herein);

WHEREAS, Purdue has received funding to conduct expanded in vivo research relating to certain antibody-based inhibitors of PD1/PDL1 in canines (further described and defined as the “Project” in Exhibit A to the Proposal attached hereto as Schedule B);

WHEREAS, OPTIONEE has offered to support the Project by manufacturing these certain antibody-based inhibitors of PD1/PDL1 for use in the Project at a reduced cost and expense to Purdue; and

WHEREAS, OPTIONEE desires to hereby enter into this Agreement whereby OPTIONEE obtains the first right to enter into negotiation with PRF to obtain the rights to use the Optioned Intellectual Property for commercial purposes; and

WHEREAS, PRF is willing to enter into this Agreement with OPTIONEE, under the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

ARTICLE 1. DEFINITIONS

The following terms as used herein shall have the following meaning:

1.1            “Agreement” means this Option and all attached Schedules.

1.2            “Confidential Information” means all non-public information shared with OPTIONEE under this Agreement including without limitation, the Optioned Intellectual Property, this Agreement including the financial terms, information regarding research, plans, specifications, processes, systems, methods, formulations, technical information, intellectual property, business and financial data. Confidential Information does not include: (1) information developed by the OPTIONEE independently of the disclosed Confidential Information, and reasonable written documentation exists to demonstrate such development, (2) information rightfully obtained without restriction by OPTIONEE from any Third Party who is not restricted from making such disclosure by any direct or indirect obligation of confidentiality to the disclosing Party herein, (3) information publicly available other than through the fault of the OPTIONEE, (4) information intentionally released without restriction to anyone other than an Affiliate of PRF, (5) information known to the OPTIONEE at the time of its disclosure, and reasonable written documentation exists to demonstrate such knowledge.

1.3            “Field of Use” means canine immunotherapies, including against cancer, antibody-based inhibitors of PD1/PDL1 in canines, including pre-clinical and clinical research in other animal models to develop and evaluate the immunotherapies and antibody-based inhibitors of PD1/PDL1 in canines.

1.4            “Final Written Report” means the final report prepared by Purdue and provided to Akston in writing and containing a report of the materials and methods, data, and results of the Project.

1.5            “Go-To-Market Partner” means a commercial partner identified as having adequate sales and distribution channels to market and deliver Licensed Products to patients, and which may become a sublicensee of OPTIONEE pursuant to the Master License Agreement.

1.6            “Licensed Products” means antibody-based inhibitors of PD1/PDL1 in canines, the making, using, selling, or offering to sell of which are covered by the Optioned Intellectual Property licensed by to OPTIONEE pursuant to the Master License Agreement.

1.7            Manufacturing Technology” means, at any particular time, any and all technical information, trade secrets, know-how or data theretofore developed and/or then owned and/or possessed and maintained as confidential and/or proprietary by OPTIONEE relating to manufacturing of biologics and/or recombinant protein expression, including, without limitation, information regarding biologics development, design, and manufacturing procedures, protocols, processes, and/or equipment.

1.8            “Optioned Intellectual Property” means PRF’s ownership interest in the Technology, Technical Information, and Optioned Patents, listed on Schedule A.

1.9            “Optioned Patents” means: (a) patents and patent applications listed on Schedule A; (b) patents and patent applications (including substitutions, divisionals, and continuations) filed upon authorization of PRF claiming priority to a patent or patent application listed on Schedule A, provided that the priority claim is not disallowed, (c) any reissue, renewal, reexamination, or extension of any patent or patent application described in (a) or (b); and (d) any foreign counterpart or equivalent, including, but not limited to, a national stage filing under the Patent Cooperation Treaty, of any patent or patent application described in (a), (b), or (c).

1.10             “Optioned Territory” means worldwide.

1.11            “Technical Information” means the information identified in Schedule A as Technical Information and any and all technical information, know-how or data not covered by the Optioned Patents, developed, owned, and/or possessed by Purdue or PRF relating to the Optioned Patents and disclosed to OPTIONEE in the performance of the Project, including without limitation media formulations, cells lines, sequence information, culture protocols, purification procedures, and the like, which are useful in making or using the Licensed Products or otherwise useful in practicing the Optioned Patents.

1.12            “Third Party” means an entity that is neither owned, nor controlled by, nor under common control with, nor controls OPTIONEE.

ARTICLE 2. GRANT OF OPTION

2.1            Option. Subject to the terms of this Agreement, and subject to the reservation of rights stated below, PRF grants to OPTIONEE an exclusive, non-transferable right to an exclusive license to the Optioned Intellectual Property in the Field of Use and in the Optioned Territory (the “Option”), on the terms and conditions as set forth in Term Sheet in Schedule C, subject to a good faith negotiation between PRF and OPTIONEE of the full terms of a Master License Agreement (defined below).

2.2            Reservation of Rights. PRF retains on behalf of itself, Purdue University, its researchers and students, and any research collaborators the following rights:

(a)            To practice under the Optioned Intellectual Property, on a royalty-free basis for internal research, scholarly use, teaching, education, patient care incidental to the foregoing, and other similar uses, including without limitation sponsored research and collaborations (“Non-Commercial Uses”);

(b)            To license any government agency; university or other educational institution; organization of the type described in §501(c)(3) of the Internal Revenue Code; scientific or educational organization qualified under a state nonprofit organization statute; or a foreign equivalent of the foregoing (“Non-Commercial Organizations”) to practice under the Optioned Intellectual Property on an internal royalty-free basis for Non-Commercial Uses;

(c)            To disseminate and publish material and scientific findings from its research related to the Optioned Intellectual Property and to permit its respective personnel, including Purdue University personnel, to do the same, subject to a right of review by Akston which review period may include a reasonable delay of such publications if necessary to enable filing of patent application(s) claiming subject matter proposed to be disseminated or published under this subsection (c), if applicable.

For avoidance of doubt, the rights reserved by PRF shall not include the right to use the Optioned Intellectual Property for commercial purposes, nor to license or transfer rights to use the Optioned Intellectual Property to any third party for commercial purposes in the Field of Use.

ARTICLE 3. TERMS OF OPTION

3.1           Term. This Agreement and the Option granted hereunder shall expire twelve (12) months from the Effective Date (“Term”) or six (6) months from the date that Akston receives the Final Written Report, whichever is later, unless terminated prior to this by OPTIONEE. The Term may be extended further by mutual written consent of the Parties.

3.1.1            During the Term, PRF shall not grant or offer to grant, to any other party any license to the Optioned Intellectual Property in the Field of Use.

3.1.2            If OPTIONEE gives written notice to PRF that OPTIONEE has determined not to exercise the Option, this Option Agreement shall terminate as of the date of receipt of such notice by PRF.

3.1.3            If either Party fails to perform or violates any material obligation of the Project, and the default or breach is not cured within thirty (30) days of the delinquent Party receiving a notice specifying the default or breach, the non-delinquent Party shall be entitled to terminate this Agreement forthwith by written notice to the delinquent Party.

3.2           Exercise of Option.

3.2.1            OPTIONEE may exercise the Option before the expiration of the Term by: (i) providing written notification to PRF of its desire to exercise the Option, and (ii) providing to PRF a commercialization plan that is consistent with the regulatory or legal approvals needed for development or commercialization of the Technology and is a form reasonably acceptable by PRF.

3.2.2            Upon exercise of the Option, for a reasonable period not to exceed [***] days (or such longer period as the parties may agree), PRF and OPTIONEE agree to negotiate in good faith to establish the full terms of a master license agreement (the “Master License Agreement”). The Master License Agreement shall be in PRF’s standard form, and will contain commercially reasonable terms and conditions negotiated in good faith by the Parties including the minimum terms set forth in the Term Sheet hereto as Schedule C and which are customary to patent and technology licenses normally granted by PRF, including without limitation : a defined licensed field; terms consistent with the provisions of U.S. law applicable to intellectual property funded in whole or in part by the U.S. Government; a reservation of the rights to practice and to grant other not-for-profit organizations the right to practice the Optioned Intellectual Property for research, teaching and other incidental educational purposes; license fees; royalty payments; milestone payments; reimbursement of expenses; commercially reasonable due diligence obligations for the development, regulatory approval and commercialization of the Optioned Intellectual Property, the right to sublicense Third Parties including a Go-To-Market Partner, the right of PRF to terminate the license for failure to meet specified due diligence milestones; liability limitations; warranty disclaimers consistent with an “as is” license; and indemnity and insurance provisions in favor of PRF and Purdue University. Upon agreement on the terms of a Master License Agreement, a license will be granted to OPTIONEE.

3.3           Patent Prosecution. During the Term, PRF shall retain sole authority for decisions regarding protection of the Optioned Intellectual Property including without limitation scope, breadth, prosecution and maintenance of the Optioned Intellectual Property. Notwithstanding any provision of this Agreement to the contrary, direct fees and expenses incurred by PRF for prosecution efforts undertaken at the specific request of OPTIONEE shall be reimbursed to PRF by OPTIONEE within thirty (30) days from the date of invoice to OPTIONEE. The invoice shall be due and payable upon receipt and shall bear interest according to terms stated on its face. Nothing herein shall prevent PRF from discontinuing prosecution or abandoning the Optioned Intellectual Property.

ARTICLE 4. FEES

4.1         Option Fee. OPTIONEE agrees to provide the services described in Akston Project Proposal number [***] issued by OPTIONEE to Purdue on January 25, 2024 (“Proposal”), for the discounted amount listed in table column “Cost: No Labor” set forth in Section 2 of the Proposal attached hereto as Schedule B.

ARTICLE 5. CONFIDENTIALITY

5.1            OPTIONEE shall hold in confidence each item of Confidential Information received and permit access only by the Party’s officers, directors, employees, professional advisors, and investors, prospective investors, and business partners on a need-to-know basis and who are under confidentiality obligations. In the event of a subpoena or other court order compelling release of this Agreement or any other Confidential Information, to a Third Party, the compelled Party shall seek appropriate provision for protection of the Confidential Information.

ARTICLE 6. NOTICES

6.1            Except as otherwise provided herein, all notices and other communications may be hand delivered, sent by private overnight mail service, sent by registered or certified U.S. mail, postage prepaid, return receipt requested, and addressed to the party to receive such notice or made via electronic mail or other communication at the address given below, or such other address as may hereafter be designated by notice in writing:

PRF for Notices:	Purdue Research Foundation - OTC
The Convergence Center
101 Foundry Drive, Suite 2500
West Lafayette, IN 47906
Attn: Joe Kasper
Email: [***], with copy to [***]

Akston for Notices:	Akston Bioscience Corporation
100 Cummings Center, Suite 454C
Beverly, MA 01915
Attn: Legal Department
Email: [***] with copy to [***]

ARTICLE 7. MISCELLANEOUS

7.1            Exclusion of Warranties. PRF does not warrant the validity of the Optioned Intellectual Property, any material, or information provided by PRF, nor does PRF warrant that the foregoing are free of error or defect. PRF makes no representation whatsoever with regard to the scope or commercial potential or profitability or income of or from the Optioned Intellectual Property or that the Optioned Intellectual Property may be exploited by OPTIONEE without infringing any rights of any other party. PRF makes no covenant either to defend any infringement charge by a Third party or to institute action against infringers of Optioned Intellectual Property. PRF does not warrant that any product or service within the scope of the Optioned Intellectual Property will meet OPTIONEE’S or any of OPTIONEE’S customer’s specific requirements. ACCORDINGLY, THE OPTIONED INTELLECTUAL PROPERTY IS PROVIDED “AS IS.” Other than as expressly stated in this Agreement, PRF MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND WITH RESPECT TO THE OPTIONED INTELLECTUAL PROPERTY AND EXPRESSLY DISCLAIMS ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND ANY OTHER IMPLIED WARRANTIES WITH RESPECT TO THE CAPABILITIES, SAFETY, UTILITY, TRADE, USAGE, OR COMMERCIAL APPLICATION OF THE OPTIONED INTELLECTUAL PROPERTY.

7.2            Jurisdiction, Venue, Choice of Law, and Attorney’s Fees. Any justiciable dispute between OPTIONEE and PRF shall be determined solely and exclusively under Indiana law by a court of competent jurisdiction in Tippecanoe County in Indiana. The prevailing party in any litigated dispute shall be entitled to reimbursement of its reasonable and necessary attorney’s fees and costs.

7.3            Use of Names. Each party shall obtain the written approval of the other party prior to making use of their names for any commercial purpose, except as required by law. As an exception to the foregoing, OPTIONEE and PRF each may publicize the existence of this Agreement, but may not publicize its terms and conditions of this Agreement without the other party’s consent, except as required by law.

7.4            Place of Execution. This Agreement and any subsequent modifications or amendments hereto shall be deemed to have been executed in the State of Indiana, U.S.A. This Agreement may be signed manually or electronically and may be signed in counterparts, each of which, when delivered, either by hand, mail, facsimile, or other electronic method of transmission, shall be deemed to be an original and both of which shall, together, constitute one and the same instrument.

7.5            Governing Law. This Agreement and all amendments, modifications, alterations, or supplements hereto, and the rights of the Parties hereunder, shall be construed under and governed by the laws of the State of Indiana (without regard to conflict of law rules) and the United States of America.

7.6            Severability. All rights and restrictions contained herein may be exercised and shall be applicable and binding only to the extent that they do not violate any applicable laws and are intended to be limited to the extent necessary so that they will not render this Agreement illegal, invalid or unenforceable. If any provision or portion of any provision of this Agreement not essential to the commercial purpose of this Agreement shall be held to be illegal, invalid or unenforceable by a court of competent jurisdiction, it is the intention of the Parties that the remaining provisions or portions thereof shall constitute their agreement with respect to the subject matter hereof, and all such remaining provisions or portions thereof shall remain in full force and effect. To the extent legally permissible, any illegal, invalid or unenforceable provision of this Agreement shall be replaced by a valid provision which will implement the commercial purpose of the illegal, invalid or unenforceable provision. In the event that any provision essential to the commercial purpose of this Agreement is held to be illegal, invalid or unenforceable and cannot be replaced by a valid provision which will implement the commercial purpose of this Agreement, this Agreement and the rights granted herein shall terminate.

7.7            Force Majeure. Any delays in, or failure of, performance of any party to this Agreement shall not constitute default hereunder, or give rise to any claim for damages, if and to the extent caused by occurrences beyond the control of the party affected, including, but not limited to, acts of Nature, strikes or other work stoppages; civil disturbances, fires, floods, explosions, riots, war, rebellion, or sabotage.

7.8            Assignment. This Agreement and the option granted hereunder may not be assigned by OPTIONEE except upon the prior written consent of PRF, which consent may be withheld or conditioned by PRF as necessary to prevent prejudice to its interests and entitlements hereunder, provided that OPTIONEE may assign this Agreement without such consent to its successor in interest by way of merger, acquisition, transfer, or sale of all or substantially all of its assets, provided that the successor in interest agrees to be bound by the terms hereof.

7.9           Entire Agreement; Modification. This Agreement, including the Schedules (which may be updated in writing from time to time), contains the entire agreement between the Parties relating to the subject matter hereof, and all prior understandings, representations and warranties between the Parties are superseded by this Agreement. This Agreement shall not be modified, amended or terminated except as herein provided or except by another agreement in writing executed by the Parties hereto.

7.10         Failure to Enforce. The failure of either Party at any time, or for any period of time, to enforce any provision of this Agreement shall not be construed as a waiver of such provision or as a waiver of the right of that Party thereafter to enforce each and every provision of this Agreement.

7.11         Third Party Beneficiaries. Except as otherwise expressly stated herein or by separate written agreement signed by the Parties, there shall be no third party beneficiaries of this Agreement. This Agreement is intended only to benefit the parties hereto, and they have no intention of creating any rights, interests, or benefits whatsoever for any other parties. Notwithstanding the foregoing, the Parties hereby agree that each of Purdue University and Purdue University Board of Trustees is an intended third party beneficiary of this Agreement and shall be entitled to enforce rights under this Agreement.

(Signature page to follow)

IN WITNESS WHEREOF, PRF and OPTIONEE have caused this Agreement to be signed by their duly authorized representatives, under seal, by wet-ink or electronic signature, in one or more counterparts, each having the same validity and effect as the other, as of the Effective Date.

Purdue Research Foundation			Optionee

X /s/ Abhijit Karve			X /s/ Todd C. Zion
Printed Name:	Abhijit Karve		Printed Name:	Todd C. Zion
Title:	Director of Business Development,	OTC	Title:	President and CEO

SCHEDULE A

Optioned Patent(s)

[***]

Schedule B

[***]

Schedule C: Term Sheet

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